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                                                                    EXHIBIT 10.1


                      MODIFIED AND RESTATED LOAN AGREEMENT



         THIS MODIFIED AND RESTATED LOAN AGREEMENT dated as of June 19, 1998 (the "Loan Agreement") by and among CONSO PRODUCTS COMPANY, a South Carolina corporation ("Conso"), and SIMPLICITY PATTERN CO., INC., a Delaware corporation ("Simplicity" -- hereinafter Conso and Simplicity are sometimes individually referred to as a "Borrower" or collectively referred to as the "Borrowers"); and

         NATIONSBANK, N.A., a national banking association existing under the laws of the United States and having offices in Charlotte, North Carolina (the "Bank").


                                    RECITALS:

         A. The Borrowers have requested that the Bank provide (i) revolving loans of up to $30,000,000, (pound)7,000,000 of which would be available for direct borrowing by British Trimmings Limited, an English company ("Trimmings"), and the balance of which would be available for the Borrowers,
(ii) letters of credit in an amount up to $3,000,000 and (iii) a term loan of $20,000,000. The proceeds of the loans will be used to acquire 100% of the capital stock of Simplicity Capital Corporation, a Delaware corporation ("SCC") that is the indirect parent of Simplicity, to refinance existing indebtedness of Conso and Trimmings to the Bank and to finance the ongoing working capital needs of the Borrowers and Trimmings.

         B. The Bank is willing to make the above-described credit available to the Borrowers and Trimmings in accordance with the terms of this Loan Agreement.

         C. This Loan Agreement also amends and restates in its entirety the terms and conditions of the Loan Agreement, dated as of November 25, 1996, as amended as of June 5, 1997 and November 17, 1997, by and between Conso and the Bank.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:


                                    ARTICLE I

                                   Definitions

         1.01 For the purposes hereof:

                  "Advances" shall have the meaning given to such term in
         Section 2.01;

                  "Business Day" means a day on which banks are open for the transaction of business of the nature required in this Loan Agreement in Charlotte, North Carolina;


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                  "Consistent Basis" in reference to the application of
         Generally Accepted Accounting Principles, means that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the most recent preceding period except as to any changes required by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board;

                  "Consolidated EBITDA" means, for any 12 month period of computation, the sum of Consolidated Net Income for such period plus interest, income taxes, depreciation and amortization to the extent deducted in determining such Consolidated Net Income;

                  "Consolidated Fixed Charge Coverage Ratio" means for any fiscal quarter, the ratio of (x) Consolidated EBITDA minus capital expenditures (other than capital expenditures made in connection with the construction of Conso's distribution and dyehouse facilities and related relocation and upfitting costs in the current facilities in Union, South Carolina) minus income taxes (each computed for the 12 month period then ended) to (y) current maturities of Consolidated Funded Indebtedness plus current maturities of capitalized leases plus interest plus dividends (each computed for such 12 month period);

                  "Consolidated Funded Indebtedness" means as of the date of determination, all Indebtedness of Conso and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date including, in any event, all Indebtedness under this Loan Agreement;

                  "Consolidated Net Income" means for any period of computation, the net income of Conso and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Tangible Net Worth" means at any time, consolidated net stockholders' equity, determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis minus the book value of assets which would be treated as intangibles under Generally Accepted Accounting Principles, including, but not limited to, goodwill, trade names, trademarks, copyright, patents and unamortized debt discount and expenses;

                  "Dollar Advances" shall have the meaning given to such term in
         Section 2.01;

                  "Dollar Note" shall have the meaning given to such term in
         Section 2.03;

                  "Exchange Rate" means, in relation to the purchase of one currency (for purposes of this definition the "first currency") with another currency (for purposes of this definition the "second currency") on a given date, the Bank's spot rate of exchange, for the amount in question, in the London interbank market at or about 11:00 a.m. (Charlotte,


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         North Carolina time) on such date for the purchase of the first currency with the second currency, for delivery two Business Days later;

                  "Financing Statements" means the financing statements and all renewals and amendments thereto, whereby the Bank perfects its security interest in the collateral described therein;

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                  "Guaranty" means (i) the Guaranty Agreement, dated as of the date hereof, whereby the Borrowers guarantee the obligations of Trimmings to the Bank under the Sterling Note and (ii) the Guaranty Agreement, dated as of the date hereof, whereby SCC and Simplicity Holdings, Inc. guarantee the obligations of the Borrowers to the Bank;

                  "Indebtedness" of any Person at any date means:

                           (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business (and not incurred through the borrowing of money) and payable in accordance with customary practices);

                           (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,

                           (c)      all capital lease obligations of such
                  Person,

                           (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person, and

                           (e) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Letter of Credit Applications" shall have the meaning given to such term in Section 2.07 hereof;

                  "Letter of Credit Obligations" shall have the meaning given to such term in Section 2.07 hereof;

                  "Letters of Credit" shall have the meaning given to such term in Section 2.07 hereof;


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                  "Loan Documents" means this Loan Agreement, the Notes, the
         Security Agreement, the Mortgages, the Financing Statements, the Guaranty and the Letter of Credit Applications;

                  "Mortgages" means mortgages on the Borrower's facilities in Union, South Carolina and Simplicity's facility in Niles, Michigan;

                  "Notes" means a collective reference to the Dollar Note, the Term Note and the Sterling Note;

                  "Permitted Liens" shall mean, when used with respect to Conso's and Simplicity's assets (real or personal, tangible or intangible), any of the following liens or encumbrances:

                           (i)      liens securing any indebtedness
                  (specifically including any liens created under any of the Loan Documents or heretofore existing in favor of the Bank) to the Bank or any of its successors or assigns;

                           (ii) liens imposed by mandatory provisions of law of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business;

                           (iii) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits;

                           (iv) liens for taxes, assessments or governmental charges or levies if the underlying obligations for the same are not delinquent or are being contested in good faith and with due diligence by appropriate proceedings;

                           (v)      liens set forth on Exhibit A hereto; and

                           (vi) liens incurred in the ordinary course of business that are not material to Conso's consolidated financial position;

                           (vii)    extensions or renewals of any Permitted
                  Lien.

                  "Person" means an individual, partnership, limited liability company, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                  "Revolving Loan Committed Amount" shall have the meaning given to such term in Section 2.01;

                  "Security Agreement" means the Security Agreement, dated as of the date hereof, whereby Conso and Simplicity grant to the Bank a security interest in all of their United States personal property assets, tangible or intangible, whether now owned or hereinafter acquired, as set forth therein;


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                  "Sterling Advances" shall have the meaning given to such term in Section 2.01;

                  "Sterling Note" shall have the meaning given to such term in
         Section 2.02;

                  "Subsidiary" or "Subsidiaries" means any corporation or corporations of which more than fifty percent (50%) of the voting stock at the time of computation is owned, directly or indirectly, by Conso or a Subsidiary;

                  "Termination Date" means December 1, 2000; provided, however, the Bank in its sole discretion may elect to extend such date for additional two-year periods upon the request of Conso; provided further, that in the event the Bank elects not to extend the Termination Date or any extension thereof for an additional two-year period in accordance with the request of Conso, the Bank shall give Conso notice thereof at least 60 days prior to the end of the applicable period (regardless of whether Conso shall have theretofore formally requested an extension);

                  "Term Loan" shall have the meaning given to such term in
         Section 2.08.

                  "Term Note" shall have the meaning given to such term in
         Section 2.08.

                  "Trimmings" shall have the meaning given to such term in Recital A hereof; and

                  "Trimmings Company" means a collective reference to Trimmings and each of its Subsidiaries.

         1.02 All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.


                                   ARTICLE II

                Revolving Loans, Letters of Credit and Term Loan

         2.01 The Bank agrees, on the terms herein set forth, to make revolving loan advances (the "Advances") from time to time during the period from the date hereof to the Termination Date in an amount equal to $30,000,000 (or such higher or lesser amount as the parties hereto may from time to time agree) (the "Revolving Loan Committed Amount"). The Bank agrees that a portion of the Advances shall be available to Trimmings for direct borrowings in U.K. Pounds Sterling (the "Sterling Advances") in an aggregate amount up to (pound)7,000,000 at any time outstanding. The Bank agrees that the remaining portion of the Advances shall be available to the Borrowers in U.S. dollars (the "Dollar Advances"). Within the limits set forth herein and in the Sterling Note (as hereinafter defined) and the Dollar Note (as hereinafter defined), the Bank shall make Advances, accept payments and prepayments pursuant to the terms hereof and readvance any amount so paid or prepaid.

         2.02 The Sterling Advances shall be made, shall be repaid and shall bear interest in accordance with the terms of that certain Promissory Note of even date herewith executed by


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Trimmings in favor of the Bank in the original principal amount of up to
(pound)7,000,000 (the "Sterling Note"), the terms of which are incorporated herein by reference.

         2.03 The Dollar Advances shall be made, shall be repaid and shall bear interest in accordance with the terms of that certain Promissory Note of even date herewith executed by the Borrowers in favor of the Bank in the original principal amount of up to $30,000,000 (the "Dollar Note"), the terms of which are incorporated herein by reference.

         2.04 If the U.S. dollar equivalent of the outstanding principal balance of the Sterling Note (based upon the most recently available Exchange
Rate) plus the outstanding principal balance of the Dollar Note plus the then outstanding Letter of Credit Obligations shall at any time exceed U.S. $33,000,000, the Borrowers shall within five Business Days after receiving notice thereof from the Bank make a repayment to the Bank for purposes of eliminating such excess, with such repayment to be applied first to the Dollar Note and then to the Sterling Note to the extent of any surplus payment amount. The Borrowers agree to deliver to the Bank within 15 days after the end of each month a certificate setting forth as of the last day of such month (i) the U.S. dollar equivalent of the outstanding principal balance of the Sterling Note (based upon the Exchange Rate as of the last day of such month), (ii) the outstanding principal balance of the Dollar Note, (iii) the outstanding Letter of Credit Obligations, (iv) the sum of items (i) and (ii) above and (v) and the difference between the Revolving Loan Committed Amount and the sum of items (i) and (ii).

         2.05 The obligation of the Bank to make any Advance or to issue any Letter of Credit shall be subject to the satisfaction of the following conditions:

                  (a)      the representations and warranties set forth in
         Article IV hereof shall be true and correct in all material respects as of the day of the making of such Advance or the issuance of such Letter of Credit, except to the extent any such representation or warranty relates to a prior date;

                  (b) at the time of the making of and immediately after the making of such Advance or the issuance of such Letter of Credit there shall have occurred or be continuing no Event of Default, or event which upon notice or lapse of time or both would constitute an Event of Default; and

                  (c) immediately after the making of such Advance or the issuance of such Letter of Credit, the sum of the U.S. dollar equivalent of the outstanding principal balance of the Sterling Note (based upon the most recently available Exchange Rate) plus the outstanding principal balance of the Dollar Note plus the then outstanding Letter of Credit Obligations shall not exceed U.S. $33,000,000.

Each Advance made at the request of either Borrower or Trimmings, as the case may be, hereunder shall be deemed to be a reaffirmation on the date of such Advance as to the matters specified in subsections (a) and (b) hereof.

         2.06 The Borrowers shall have the right from time to time, upon written notice to the Bank, to voluntarily reduce the Revolving Loan Committed Amount; provided, however, if upon such reduction the U.S. dollar equivalent of the outstanding principal balance of the Sterling


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Note (based upon the most recently available Exchange Rate) plus the outstanding principal balance of the Dollar Note shall exceed such reduced Revolving Loan Committed Amount, the Borrowers shall make a repayment to the Bank for purposes of eliminating such excess, with such repayment to be applied first to the Dollar Note and then to the Sterling Note to the extent of any surplus payment amount.

         2.07 The Bank also agrees to issue standby and documentary letters of credit (the "Letters of Credit") on the Borrowers' application from time to time at the Borrowers' request in accordance with the following terms and conditions:

                  (a) The Borrowers will execute a letter of credit application on the Bank's standard form in connection with the issuance of each Letter of Credit (hereinafter the "Letter of Credit Applications");

                  (b) Each Letter of Credit shall be in the Bank's then customary form for letters of credit of this type;

                  (c) No Letter of Credit shall have a term in excess of one year;

                  (d) No Letter of Credit shall have an expiration date more than six months beyond the Termination Date;

                  (e)      (i)      The aggregate undrawn amounts of the Letters
         of Credit at any time outstanding plus the outstanding principal amount of amounts drawn under the Letters of Credit and not reimbursed by the Borrowers (the "Letter of Credit Obligations") shall not exceed $3,000,000 and (ii) the Letter of Credit Obligations plus the outstanding principal balance of the Dollar Advances plus the U.S. dollar equivalent of the Sterling Advances (based upon the most recently available Exchange Rate) shall not exceed U.S. $33,000,000;

                  (f) The Bank is authorized to reimburse itself for amounts drawn under the Letters of Credit by disbursing directly to itself proceeds of the Dollar Advances;

                  (g) Amounts drawn under the Letters of Credit shall be payable in accordance with the terms of the Letter of Credit Applications; and

                  (h) The Borrowers shall pay the Bank a fee with respect to each standby Letter of Credit equal to 1% per annum on the amount of such Letter of Credit for the period commencing on the date of its issuance through the date of its expiration, such fee to be payable quarterly in arrears. The Borrowers shall pay the Bank such fees with respect to the documentary Letters of Credit as are agreed to by the Borrowers and the Bank from time to time.

                  (i) If at any time after the date hereof, and from time to time, the Bank reasonably determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, the Bank's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central


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         bank or comparable agency charged with the interpretation, administration or compliance of the Bank with any of such requirements, has or would have the effect of (i) increasing the Bank's costs relating to the Letters of Credit hereunder, or (ii) reducing the yield or rate of return of the Bank on the Letters of Credit hereunder, to a level below that which the Bank could have achieved but for the adoption or modification of any such requirements, the Borrowers shall, within 15 days of any written request (which request shall state in reasonable detail the basis therefor) by the Bank, pay to the Bank such additional amounts as will compensate the Bank for such increase in costs or reduction in yield or rate of return of the Bank for the period commencing 90 days prior to the date of such written request. Upon determining in good faith that any additional amounts will be payable pursuant to this Section, the Bank will give prompt written notice thereof to the Borrowers, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts. Nothing herein contained shall be construed or so operate as to require the Borrowers to pay any interest, fees, costs or charges greater than is permitted by applicable law.

         2.08 The Bank agrees to make a term loan of $20,000,000 to the Borrowers on the date hereof (the "Term Loan"). The Term Loan shall be paid and shall bear interest in accordance with further terms of that certain Promissory Note of even date herewith executed by the Borrowers in favor of the Bank in the original principal amount of $20,000,000 (the "Term Note), the terms of which are incorporated herein by reference.


                                   ARTICLE III

                                    Security

         3.01     The Borrowers will deliver the following documents:

                  (a)      the Mortgages;

                  (b)      the Security Agreement;

                  (c)      the Financing Statements; and

                  (d)      the Guaranty.

         The collateral granted to the Bank by the Borrowers under the Security Agreement and the Mortgages secures the obligations of the Borrowers to the Bank under this Loan Agreement, the Dollar Note, the Term Note and the Guaranty. The Borrowers have guaranteed the obligations of Trimmings to the Bank under the Sterling Note pursuant to the Guaranty.

         3.02 At the request of the Bank, the Borrowers will execute by their duly authorized officers, alone or with the Bank, any certificate, instrument, statement or document and will procure any such certificate, instrument, statement or document (and pay all reasonable connected costs) which the Bank reasonably deems necessary to preserve the security interest of the Bank contemplated hereby.


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         3.03     The Bank agrees to release its lien and/or security interest in the Borrowers' real estate and machinery and equipment upon the receipt by the Bank of audited financial statements of the Borrowers confirming that the Borrowers' ratio of Consolidated Funded Indebtedness (as of the date of such financial statements) to Consolidated EBITDA (for the four fiscal quarterly periods ending as of the date of such financial statements) is less than 1.0 to 1.0; provided, however, the Bank shall not be obligated to release its lien and/or security interest as described above if an Event of Default, or an event which constitute such an Event of Default but for the requirement that notice be given or time elapse or both, then exists.


                                   ARTICLE IV

                         Representations and Warranties

         4.0l     The Borrowers represent and warrant that:

                  (a)      (i)      Conso and each of its Subsidiaries is a
                  corporation, duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated;

                           (ii) Conso and each of its Subsidiaries has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which, by reason of the character of its business, it is required to qualify as a foreign corporation (other than those jurisdictions where the failure to so qualify could not be reasonably expected to subject any such Person to any material liability or disability);

                           (iii) Each Borrower has the corporate power and authority to execute and perform this Loan Agreement, to borrow hereunder and to execute and deliver each of the Loan Documents to which it is a party, and all other certificates, instruments and documents with respect to the indebtedness of each Borrower hereunder;

                           (iv) Trimmings has the corporate power and authority to execute and perform the Sterling Note, to borrow thereunder and to execute and deliver all other certificates, instruments and documents with respect to the indebtedness of Trimmings thereunder;

                           (v) when executed and delivered, the Loan Documents will be valid and binding obligations of Conso, Simplicity and Trimmings enforceable in accordance with their respective terms, except as enforceability (i) may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to creditors rights generally and (ii) is subject to general principles of equity;


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                           (vi)     the material Subsidiaries of Conso as of the
                  date hereof are set forth on Exhibit B attached hereto and except as set forth on Exhibit B, Conso has no material Subsidiaries;

                  (b)      the execution, delivery and performance of the Loan
                  Documents:

                           (i) have been duly authorized by all requisite corporate action of Conso, Simplicity and Trimmings required for the lawful execution and delivery thereof;

                           (ii) do not violate any provisions of law, any order of any court or other agency of government or the charter documents or by-laws (or any other applicable organic document) of Conso, Simplicity or Trimmings;

                           (iii) will not be in conflict with, result in a breach of or constitute an event of default nor an event which, upon notice or lapse of time, or both, would constitute such an event of default under any indenture, agreement or other instrument to which Conso, Simplicity or Trimmings is a party, except for any such conflict, breach or default that could not be reasonably expected to have a material adverse effect on Conso's consolidated financial condition;

                           (iv)     will not result in the creation or
                  imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Conso, Simplicity or Trimmings except to the extent any liens are created by such Loan Documents;

                  (c)      (i)      Conso has heretofore furnished the Bank with
                  an (A) audited consolidated balance sheet of Conso and its Subsidiaries as of June 28, 1997 and the related audited consolidated statements of operations for the 12 months then ended and the notes thereto and (B) an unaudited consolidated balance sheet of Conso and its Subsidiaries as of March 28, 1998 and the related unaudited consolidated statements of operations for the nine months then ended. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis throughout the period involved (except that the unaudited financial statements are subject to normal year-end adjustments and lack certain notes); the consolidated balance sheets and the notes thereto present fairly in all material respects the financial position of Conso and its Subsidiaries as of the dates thereof, and the consolidated statements of operations and the notes thereto present fairly in all material respects the results of the operation of Conso and its Subsidiaries for the periods indicated;

                           (ii) since the date of the financial statements described in Section 4.01(c)(i) hereinabove, except for (A) matters disclosed in documents and reports filed by Conso with the United States Securities


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                  and Exchange Commission and (B) the acquisition of all of the outstanding capital stock of SCC, there has been no material adverse change in the condition, financial or otherwise, of Conso and its Subsidiaries nor have their businesses or properties been adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, acts of God or by cancellation or loss of any major contract;

                  (d) there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body now pending or, to the knowledge of Conso, threatened by or against or affecting Conso or any of its Subsidiaries or any properties or rights of Conso or any of its Subsidiaries which, if adversely determined, would materially impair the right of Conso or any of its Subsidiaries to carry on business substantially as now conducted or could be reasonably expected to materially adversely affect the financial condition, business or operations of Conso or any of its Subsidiaries;

                  (e)      (i)      Conso has filed or caused to be filed all
         federal and all material state and local tax returns which are required to be filed and has paid or caused to be paid or is otherwise contesting in good faith all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due and (ii) each of its Subsidiaries has filed or caused to be filed all material tax returns which are required to be filed and have paid or caused to be paid or is otherwise contesting in good faith all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due (except with respect to clauses
         (i) and (ii), where the failure to file any such return or to pay any such taxes could not be reasonably expected to have a material adverse effect on Conso and its Subsidiaries taken as a whole);

                  (f)      neither Conso nor any of its Subsidiaries is

                           (i) a party to any judgment, order, decree or any agreement or instrument or subject to corporate restrictions materially adversely affecting its business, properties or assets, operations or condition (financial or otherwise);

                           (ii) in default in the performance, observance or fulfillment of any material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party;

                  (g) no part of the proceeds of any loan hereunder will be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks; provided, however, nothing contained herein shall prohibit Conso from (i) instituting a loan program pursuant to which it makes loans to employees and other participants in its employee stock option plan to fund their payment of the exercise price for stock options granted


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         pursuant to such plan or (ii) repurchasing up to 500,000 shares of its common stock after the date hereof so long as no Event of Default exists immediately prior to or immediately after any such repurchase. Neither Conso nor any of its Subsidiaries is engaged, as one of their important activities, in extending credit for the purpose of purchasing or carrying such margin stock. If requested by the Bank and to the extent applicable, Conso, Simplicity and Trimmings will furnish to the Bank in connection with any loan hereunder, a statement in conformance with the requirements of Federal Reserve Form U-1 referred to in said Regulation. In addition, no part of the proceeds of any loan hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of Conso or any of its Subsidiaries;

                  (h) Conso and each of its Subsidiaries possess all necessary material patents, licenses, trademarks, trademark rights, tradenames, tradename rights, copyrights or other similar intellectual property rights to conduct their respective businesses without known conflict with any patent, license, trademark, tradename, copyrights or other similar intellectual property rights of any other Person except for any such conflict which could not be reasonably expected to have a material adverse effect on Conso and its Subsidiaries;

                  (i) none of the Loan Documents contains any material misrepresentation or untrue statement of a material fact or omits to state a material fact necessary in order to make any such representation or statement contained therein not misleading;

                  (j) neither the nature of Conso or any of its Subsidiaries nor of their respective businesses or properties, nor any relationship between Conso or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Conso, Simplicity or Trimmings as a condition to the execution and delivery of this Loan Agreement or any other Loan Document;

                  (k) neither Conso nor any of its Subsidiaries has incurred or assumed any liability for any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") or has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by Conso and any of its Subsidiaries;

                  (l) except as set forth on Exhibit A and for other Permitted Liens, the Borrowers have good and marketable fee simple title to their assets; and

                  (m) the business of Conso and its Subsidiaries has been operated in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders, ordinances, judgments and decrees (including, for example, matters relating to the environment, discrimination, employment and health and safety), except for such matters, if any, as may have been previously disclosed by Conso to the Bank in writing and for violations which could not be reasonably expected to have a material adverse effect on the financial condition, business or results of operations of Conso. All material permits, certificates, licenses, approvals, and other authorizations that are required in connection with the operation of the respective businesses of Conso and its Subsidiaries have been issued, and, as of the date hereof and immediately thereafter Conso and its Subsidiaries will have all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their respective businesses.


                                    ARTICLE V

                              Affirmative Covenants

         5.01 Conso covenants and agrees that from the date hereof and until payment in full of all principal and interest on the Notes and until the commitment of the Bank to make loans and issue Letters of Credit hereunder has been terminated (unless the Bank shall otherwise consent in writing), Conso will:

                  (a) as soon as practical and in any event not later than within one hundred twenty (120) days of the end of each fiscal year ending after the date hereof, deliver to the Bank a financial report in U.S. Dollars including a consolidated balance sheet of Conso and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year and the notes thereto, setting forth in each case comparative financial statements for the preceding year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing an unqualified opinion of independent certified public accountants selected by Conso and reasonably acceptable to the Bank (it being understood and agreed that delivery by Conso to the Bank of its Annual Report on Form 10-K as filed with the Securities and Exchange Commission shall be deemed to satisfy this Section 5.01(a));

                  (b) as soon as practical and in any event not later than within fifty (50) days after the end of each fiscal quarter (except the fourth and final fiscal quarter) of each fiscal year of Conso, deliver to the Bank a financial report in U.S. Dollars including a consolidated balance sheet of Conso and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations, shareholders' equity and cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period (it being understood and agreed that delivery by Conso to the Bank of its Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission shall be deemed to satisfy this Section 5.01(b)), together with a financial covenant compliance report setting forth the actual results of the covenants set forth in Sections 5.01(g), (h) and (i) below as of the last day of such quarter then ending, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis

         (subject to normal year-end adjustments which could not be reasonably expected to have a material adverse affect on Conso's consolidated financial condition, and the absence of certain footnotes) and certified by the chief financial officer of Conso as presenting fairly in all material respects the consolidated financial condition of Conso and its Subsidiaries;

                  (c) together with each delivery of financial reports required by Sections 5.01(a) and (b) hereof, deliver to the Bank a statement signed by the chief financial officer of Conso setting forth that, to the best of his knowledge, the Borrowers and Trimmings have kept, observed, performed and fulfilled in all material respects each and every material agreement binding on them contained in the Loan Documents and that no Event of Default specified in Article VII hereof, nor any event, which, upon notice or lapse of time or both, would constitute such an Event of Default, has occurred, or if such Event of Default exists or would occur as the case may be, stating the nature thereof, the period of existence thereof and what action Conso proposes to take with respect thereto;

                  (d) promptly upon becoming available, deliver to the Bank a copy of all documents filed by Conso with the Securities and Exchange Commission;

                  (e) promptly, from time to time, deliver to the Bank such other information regarding the operations, business, affairs and financial condition of Conso and its Subsidiaries as the Bank may reasonably request. The Bank is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Bank to any regulatory authority having jurisdiction over the Bank that requests such information;

                  (f) together with each delivery of the financial statements required by Section 5.01(a) hereof, deliver to the Bank a letter of Conso's certified public accountants stating that in performing the examination necessary to render an opinion on the financial statements delivered therewith, they obtained no knowledge of any Event of Default by Conso in the fulfillment of the terms and provisions of the financial covenants contained in Sections 5.01(g)-(i) of this Loan Agreement; and if the accountants have obtained knowledge of such an Event of Default a statement specifying, to the best of their knowledge, the nature and period of existence thereof;

                  (g) maintain for Conso and its Subsidiaries on a consolidated basis at the end of each fiscal quarter a ratio of Consolidated Funded Indebtedness (computed on the last day of such quarter) to Consolidated EBITDA (computed for the 12 months then ended) of no greater than 3.0 to 1.0;

                  (h) maintain for Conso and its Subsidiaries on a consolidated basis at the end of each fiscal quarter a Consolidated Fixed Charge Coverage Ratio of at least 1.5 to 1.0 (computed for the fiscal 12 months then ending);

                  (i) maintain for Conso and its Subsidiaries on a consolidated basis at the end of each fiscal quarter a ratio of Consolidated Funded Indebtedness

         (computed on the last day of such quarter) to Consolidated Funded Indebtedness plus Consolidated Tangible Net Worth (each computed on the last day of such quarter) of not greater than .75 to 1.0.;

                  (j) maintain, and cause each of its Subsidiaries to maintain, all material items of personal property in good working order and condition and make all material needed repairs, replacements and renewals as is necessary to conduct the business in accordance with its customary business practices;

                  (k) do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of Conso, Simplicity and Trimmings;

                  (l) pay all taxes, assessments, governmental charges, material claims for labor, significant amounts of supplies, rent and any other material obligation which, if unpaid, might become a lien against any of the property of Conso and its Subsidiaries except (i) liabilities being contested in good faith and against which, if reasonably requested by the Bank, reserves reasonably satisfactory to the Bank will be established, or (ii) liabilities the payment of which could not be reasonably expected to have a material adverse effect on the condition of Conso and its Subsidiaries, taken as a whole;

                  (m) maintain insurance covering Conso's and Simplicity's inventory, property, plant and equipment that shall provide that, in case of each separate loss with respect to casualty insurance in excess of $100,000, the full amount of insurance proceeds with respect thereto shall be payable to the Bank as secured party, or otherwise as its interest may appear. All such insurance proceeds received by the Bank shall at its option be applied to reduce the outstanding balance under the Notes and the Loan Agreement with the excess proceeds, if any, remitted in full to Conso;

                  (n) continue to conduct and operate the business of Conso and its Subsidiaries substantially as such businesses were conducted and operated during the present and preceding fiscal year;

                  (o) preserve, protect, retain and maintain free from material encumbrances the material patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights of Conso and its Subsidiaries;

                  (p) keep accurate books of records and accounts in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, and in which full, accurate and correct entries will be made of all of the dealings and transactions of Conso and its Subsidiaries;

                  (q) permit any officer of the Bank designated in writing by the Bank to visit and inspect any of the properties, corporate books and financial records of Conso and its Subsidiaries at such times as the Bank may reasonably request upon reasonable notice and during ordinary business hours;

                  (r) upon the written request of the Bank, authorize any officer of the Bank to discuss the financial statements and financial affairs of Conso, Simplicity or Trimmings at any time from time to time with Conso's independent certified public accountants upon reasonable notice and during ordinary business hours;

                  (s) deliver to the Bank forthwith, upon any officer of Conso obtaining knowledge of an Event of Default or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, a certificate of the chief executive officer or treasurer of Conso specifying the nature and period of existence thereof and what action Conso proposes to take with respect thereto;

                  (t) notify the Bank in writing within five (5) Business Days of the earlier of the occurrence or the obtaining of any knowledge by any executive officer of Conso of any of the following with respect to Conso or any of its Subsidiaries:

                           (i) the pendency or commencement of any material action, suit or proceeding at law or in equity wherein the opposing party seeks damages of more than $250,000 which is not dismissed within 30 days of the filing thereof;

                           (ii) any levy of an attachment, execution or other process against the assets of Conso or any of its Subsidiaries worth in excess of $100,000 in the aggregate which is not released, dismissed or discharged within 30 days of such levy;

                           (iii) any change in any existing agreement or contract which could be reasonably expected to materially adversely affect the business or affairs, financial or otherwise, of Conso and its Subsidiaries taken as a whole;

                           (iv) if the consummation thereof would have a material effect on the condition of Conso and its Subsidiaries taken as a whole, the intent of Conso or any of its Subsidiaries to enter into any agreement or plan of merger or acquisition, and the effect of any such merger or acquisition on the financial condition of Conso and its Subsidiaries;

                  (u) make prompt payment of all contributions required under all employee benefit plans ("Plans") and required to meet the minimum funding standard set forth in ERISA with respect to the Plans of Conso; (b) upon the request of the Bank furnish to the Bank copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of the Plans of Conso for each plan year; (c) notify the Bank promptly of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of the Plans of Conso, which would reasonably be expected to constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such United States District Court of a trustee to administer such Plan, (d) provide the Bank with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if such filing has been authorized, (e) promptly after receipt thereof, provide the Bank with a copy of any material notice Conso may receive from the United States Department of Labor, the Internal Revenue Service or the PBGC with respect to such Plan; and (f) furnish to the Bank, upon its request, such additional information concerning any of the Plans of Conso as may be reasonably requested;

                  (v) comply with or contest in good faith, and cause each of its Subsidiaries to comply with or contest in good faith, all material statutes and governmental regulations (including all federal, state and local requirements relating to protection of health or the environment) in connection with the operation of Conso's or any of such Subsidiaries' business;

                  (w) maintain its and its Subsidiaries' primary banking relationships with the Bank (provided, that Trimmings may maintain its existing banking relationships in the United Kingdom with its current lender (or such lender's successors)); and

                  (x) offer the Bank the first opportunity to negotiate with Conso with respect to the financing needs of any Trimmings Company.


                                   ARTICLE VI

                               Negative Covenants

         6.01 Until payment in full of the principal and interest of the Notes and until the commitment of the Bank to make loans and issue Letters of Credit hereunder has been terminated, Conso covenants that (without the prior written consent of the Bank) it will not, nor will it permit any of its Subsidiaries to:

                  (a)      incur or permit to exist any Indebtedness other than
         (i) Indebtedness of any Trimmings Company consisting of an overdraft facility of up to (pound)600,000, a letter of credit facility of up to (pound)260,000 and a term loan of (pound)62,500 maturing June, 1998;
         (ii) Indebtedness owed to the Bank; or (iii) $500,000 for purchase money and other Indebtedness;

                  (b) incur, create or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any assets (real or personal, tangible or intangible) of Conso or any of its Subsidiaries, whether now owned or hereafter acquired, other than the Permitted Liens and pledges, security interests, liens, charges and encumbrances securing Indebtedness permitted by Section 6.01(a); or

                  (c) make or permit (i) all directors and executive officers of Conso as a group to own less than 30% of the issued and outstanding shares of common stock, no par value, of Conso, (ii) any change in ownership of Simplicity that would result in Simplicity ceasing to be a direct or indirect Subsidiary of Conso or (iii) any change in ownership of Trimmings or any other Trimmings Company if any such change in ownership would have a material adverse effect on Conso and its Subsidiaries, taken as a whole.


                                   ARTICLE VII

                       Events of Default and Acceleration

         7.01 Any of the following shall constitute an event of default hereunder (hereinafter an "Event of Default"):

                  (a) the failure of Conso, Simplicity or Trimmings to make payment when due of any installment of principal or payment of interest required by any of the Notes and the continuation of such failure for a period of 3 days;

                  (b) the failure of Conso, Simplicity or Trimmings to comply with any other covenants or terms in this Loan Agreement or any other Loan Document and the continuation of such failure for a period of thirty (30) days after Conso receives written notice thereof from the Bank;

                  (c) if any representation or warranty made by Conso or Simplicity in this Loan Agreement or in any other Loan Document or by Conso, Simplicity or Trimmings in any certificate, statement or report heretofore or hereafter furnished by Conso, Simplicity or Trimmings to the Bank shall be untrue in any material respect;

                  (d)      in the event that Conso or Simplicity

                           (i) shall make an assignment for the benefit of creditors; or

                           (ii) has a petition initiating a proceeding under any section or chapter of the Bankruptcy Code or its amendments, filed by or against it and, if against it, such petition is not set aside within sixty (60) days after such filing; or

                           (iii) shall file any proceedings for dissolution or liquidation; or

                           (iv) has a receiver, trustee or custodian appointed for all or part of its assets; or

                           (v) seeks to make an adjustment, settlement or extension of its debts with its creditors generally; or

                           (vi) has a notice of an action for enforcement of a lien filed or recorded or a judgment lien or execution obtained against it in excess of an aggregate of $250,000.00 which notice of lien or judgment lien or execution is not removed, or satisfied or contested in good faith within sixty
                  (60) days after any of its officers becomes aware thereof; or

                  (e)      in the event that:

                        (i) any petition is presented by any Person (other than a petition which, in the reasonable opinion of the Bank, is frivolous or vexatious and which is withdrawn or stayed within 60 days) or any order is made by any competent court or any resolution is passed by any Trimmings Company for its winding up or dissolution or for the appointment of a liquidator of any Trimmings Company (except for the purpose of a solvent amalgamation or reconstruction on terms and conditions which shall have first been approved by the Bank);

                       (ii) any Trimmings Company has a receiver or administrative receiver or manager or sequestrator appointed over the whole or any part of the undertakings, assets, rights or revenues of such Trimmings Company and such action is not lifted or discharged within sixty (60) days after any of its officers becomes aware thereof;

                      (iii) any Trimmings Company proposes or enters into any composition or other arrangement for the benefit of its creditors generally; or

                       (iv) any Trimmings Company has notice of any proposed distress or other process to be levied or enforced on any of the assets, rights or remedies of such Trimmings Company in respect of any indebtedness in excess of $250,000 and any such action is not lifted, discharged, satisfied or contested in good faith within 60 days after any of is officers becomes aware thereof;

                  (f) if Conso or any of its Subsidiaries defaults in the performance of any agreement between it and the Bank or any other lender with respect to indebtedness for borrowed money in excess of $250,000.00 of Conso or any of such Subsidiaries (including capitalized lease indebtedness) and such default results in the acceleration of such indebtedness or would permit the Bank or such other lender to accelerate such indebtedness.

         7.02     Upon the occurrence of any Event of Default:

                  (a) the Bank's commitment to make Advances shall terminate and all of the indebtedness of any and every kind owing by Conso, Simplicity or Trimmings to the Bank shall become due and payable upon written notice to Conso (other than an Event of Default described in Section 7.01(d) or (e) in which case the Bank's commitment to make Advances shall automatically terminate and such indebtedness shall become due and payable immediately without necessity of written demand) without the necessity of any other demand, presentment, protest or notice upon Conso, Simplicity and/or Trimmings, all of which are hereby expressly waived by Conso, Simplicity and Trimmings;

                  (b) all of the obligations of Conso, Simplicity and Trimmings under the Loan Documents shall upon delivery of such written notice be immediately due and payable without the necessity of any other demand, presentment, protest or notice upon Conso, Simplicity and/or Trimmings, all of which are hereby expressly waived by Conso, Simplicity and Trimmings;

                  (c) regardless of the adequacy of the collateral, the Bank shall have the right, immediately and without further action by it, to set-off against the Notes all money owed by the Bank in any capacity to Conso, Simplicity or Trimmings, whether or not due, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default even though such charge is made or entered on the books of the Bank subsequent thereto; and

                  (d) the Bank may demand, and Conso and Simplicity shall immediately pay to the Bank upon such demand, cash in an amount equal to the then outstanding Letter of Credit Obligations which will be held in a cash collateral account in the name of the Bank and under the dominion and control of the Bank as additional security for the reimbursement obligations which may thereafter arise on account of subsequent drawings or payments under the Letters of Credit.


                                  ARTICLE VIII

                                  Miscellaneous

         8.01 Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party at the address set forth below or such other address as such party shall specify to the other party in writing, or if sent prepaid by certified or registered mail or by telegram or telex (where the receipt of such message is verified by return) on the third Business Day after the day on which mailed (or sent), addressed to such party at said address:

                  (a) if to Conso, Simplicity or Trimmings at the following address:

                           c/o Conso Products Company
                           P.O. Box 326
                           513 North Duncan Bypass
                           Union, South Carolina 29379
                           Attention: S. Duane Southerland, Jr.
                           Telephone: 864-427-9004
                           Telecopy: 864-427-8820

                           with a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           NationsBank Corporate Center
                           Suite 4200
                           100 N. Tryon Street
                           Charlotte, North Carolina 28202-4006
                           Attention: Sean M. Jones
                           Telephone: 704-331-7400
                           Telecopy: 704-331-7598

                  (b)      if to the Bank:

                           NationsBank, N.A.
                           NationsBank Plaza, NC1-002-03-10
                           Charlotte, North Carolina 28255
                           Attention: William A. Serenius
                           Telephone: 704-386-8577
                           Telecopy: 704-386-1023

         8.02 No failure or delay on the part of the Bank in the exercise of any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise of any such right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive or any rights or remedies provided by law.

         8.03 All covenants, agreements, representations and warranties made herein and in the other Loan Documents shall survive the making by the Bank of the loans and the issuance of the Letters of Credit herein contemplated and the execution and delivery to the Bank of the Loan Documents and shall continue in full force and effect so long as any of the indebtedness of Conso, Simplicity or Trimmings to the Bank hereunder or any obligations of Conso, Simplicity or Trimmings to the Bank hereunder remain outstanding and unpaid. Whenever in this Loan Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, provisions and agreements by or on behalf of Conso, Simplicity or Trimmings which are contained in the Loan Documents or this Loan Agreement shall inure to the benefit of the successors and assigns of the Bank. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Bank may not sell, assign, transfer or otherwise dispose of or create participations in this Loan Agreement or any of the other Loan Documents or any portions thereof, including without limitation, any of the Bank's rights, title, interests, remedies, powers and duties hereunder or thereunder, without the prior written consent of Conso.

         8.04 Conso agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Bank, and reasonable costs and expenses of the Bank in connection with the implementation and/or enforcement of the Loan Documents and this Loan Agreement, as well as any filing and recording fees and stamp and other taxes with respect thereto and to hold the Bank harmless from any and all such costs, expenses and liabilities.

         8.05 No approval, decision, opinion or action required of the Bank ("Approval") hereunder nor any modification, amendment or waiver ("Waiver") of any provision of this Agreement or any other Loan Document, nor any consent to any departure by Conso, Simplicity or Trimmings therefrom ("Consent") shall in any event be effective unless the same shall be delivered in accordance with the provisions of Section 8.01 hereof, and then such Approval, Waiver or Consent shall be effective only in the specific instance and for the purpose for which given, but any such Approval, Waiver or Consent when so signed shall be effective and binding upon the Bank. Notice to or demand on Conso, Simplicity or Trimmings in any case shall not entitle Conso, Simplicity or Trimmings, as the case may be, to any other or further notice or demand in the same, similar or other circumstances.

         8.06 Except as set forth in the Sterling Note, interest, fees and premiums hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days in the interest period.

         8.07 Should any installment or other payment of the principal of or interest on any Note become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day thereafter and in the case of an installment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

         8.08 This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

         8.09 The terms hereof shall extend to any subsequent holder of the Notes to the extent such holder has acquired the Notes in accordance with the terms hereof.

         8.10 The term of this Loan Agreement shall be until (a) payment in full of all sums payable by Conso, Simplicity and Trimmings hereunder, under the Notes, or otherwise payable to the Bank, howsoever evidenced, whichever is later and (b) termination of the obligation of the Bank to make Advances and issue Letters of Credit.

         8.11 All documents executed pursuant to the transactions contemplated herein, including without limitation this Loan Agreement, the Dollar Note and the Term Note (but not the Sterling Note), shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina. Conso and Simplicity hereby submit to the jurisdiction and venue of the state and federal courts of North Carolina for the purposes of resolving disputes hereunder or for the purposes of collection.

         8.12 All obligations of the Borrowers hereunder shall be joint and several.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed under seal by their duly authorized officers as of the day and year first above written.


                                        CONSO PRODUCTS COMPANY
ATTEST:

By  /s/ Konstance J. K. Findlay     By  /s/ J. Cary Findlay
  --------------------------------    ------------------------------------------

Title  Secretary                    Title  Chairman
     -----------------------------       ---------------------------------------

       (Corporate Seal)


                                    SIMPLICITY PATTERN CO., INC.

ATTEST:

By  /s/ Frank J. Rizzo              By  /s/ Louis R. Morris
  --------------------------------    ------------------------------------------

Title  Secretary                    Title  President and Chief Executive Officer
     --------------------------          ---------------------------------------

       (Corporate Seal)


                                    NATIONSBANK, N.A.


                                    By: /s/ William A. Serenius
                                       -----------------------------------------
                                         William A. Serenius
                                         Senior Vice President

                                    EXHIBIT A

                                 PERMITTED LIENS

         1. Encumbrances on, or other defects in title to, Conso's real and personal property in favor of Union County, South Carolina in connection with a "fee-in-lieu of taxes" arrangement.

         2. The liens set forth on Attachment I hereto which are incorporated herein by reference.

         3. The exceptions set forth on Attachment II hereto which are incorporated herein by reference.

                                                                    ATTACHMENT I


                            UCC Financing Statements

-------------------------------------------------------------------------------------------------
Jurisdiction/     Date of Filing    Debtor              Original                 Collateral
File No.                                                Secured Party
-------------------------------------------------------------------------------------------------
Secretary of      6/20/91           Simplicity          Forsythe/                Leased
State/Michigan                      Pattern Co., Inc.   McArthur                 Computer
12193B                                                  Associates, Inc.         Equipment

Continuation      4/17/96
69982B
-------------------------------------------------------------------------------------------------
Secretary of      1/23/95           Simplicity          Minolta Copier           Leased Copier
State/New York                      Pattern Co., Inc.   Corp
014711
-------------------------------------------------------------------------------------------------
New York          1/25/95           Simplicity          Minolta Copier           Leased Copier
County/NY                           Pattern Co., Inc.   Corp.
95PN03622
-------------------------------------------------------------------------------------------------
Secretary of      4/22/96           Simplicity          Minolta Copier           Leased Copiers
State/New York                      Pattern Co., Inc.   Corp.
079888
-------------------------------------------------------------------------------------------------
Secretary of      4/22/96           Simplicity          Minolta Copier           Leased Copiers
State/New York                      Pattern Co., Inc.   Corp.
079975
-------------------------------------------------------------------------------------------------
Secretary of      5/5/97            Simplicity          Minolta                  Leased Copiers
State/New York                      Pattern Co., Inc.   Business
091969                                                  Systems
-------------------------------------------------------------------------------------------------
New York          6/17/97           Simplicity          Minolta Business         Leased Copier
County/NY                           Pattern Co., Inc.   Systems
97PN26850
-------------------------------------------------------------------------------------------------
Secretary of      3/10/95           Simplicity          BESCO Graphic            All inventory
State/Michigan                      Pattern Co., Inc.   Systems Corp.            delivered in the
53527B                              (Consignee)         (Consignor)              future under
                                                                                 consignment
Assignment        5/12/95                                                        arrangement
969453
To: Shawmut
Capital
Corporation
-------------------------------------------------------------------------------------------------
Berrien County,   3/10/95           Simplicity          BESCO Graphic            All goods and
Michigan                            Pattern Co., Inc.   Systems Corp.            inventory
421                                 (Consignee)         (Consignor)              delivered in the
                                                                                 future in
Assignment        5/22/95                                                        connection with
982                                                                              the printing
To: Shawmut                                                                      prepress and
Capital                                                                          press room
Corporation                                                                      operations.
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Jurisdiction/     Date of Filing    Debtor              Original                 Collateral
File No.                                                Secured Party
-------------------------------------------------------------------------------------------------
Berrien County,   9/3/85            Simplicity          Greyhound Leasing &      Printing Press.
Michigan                            Pattern Co., Inc.   Financial Corp.          Real Estate in
2303                                                                             Niles Michigan.
-------------------------------------------------------------------------------------------------
New York          1/8/96
County, NY
Judgement Lien
in the amount of
$3053.04
-------------------------------------------------------------------------------------------------

                                  Attachment II
                           South Carolina Fee Mortgage

                      FIRST AMERICA TITLE INSURANCE COMPANY

                                  SCHEDULE B-II
                                  (EXCEPTIONS)

Agent's
         File No.:   09168022A     Commitment No. FA-CC-09168022A

SCHEDULE B OF THE POLICY OR POLICIES TO BE ISSUED WILL CONTAIN EXCEPTIONS TO THE FOLLOWING MATTERS UNLESS THE SAME ARE DISPOSED OF TO THE SATISFACTION OF THE COMPANY.

 1. Defects, liens, encumbrances, adverse claims, or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

 2. Rights or claims of parties in possession not shown by the public records.

 3.      Easements, or claims of easement, not shown by the public records.

 4. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the premises.

 5. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

 6. Any adverse claim to any portion of said land which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

 7. Taxes or special assessments which are not shown as existing liens by the public records.

         Standard Exceptions 3, 4, 5, 6 and 7 are deleted.

         THE FOLLOWING EXCEPTIONS APPLY TO PARCEL NO. 1 ONLY:

 8. Easement granted to Duke Power Company by instrument dated January 24, 1928, filed January 31, 1928, in Deed Book 56, Page 445, Office of the Clerk of Court for Union County, South Carolina.

 9. Easements granted to Southern Bell Telephone and Telegraph Co., Inc. by instrument dated April 5, 1930, recorded May 6, 1930, in Deed Book 61, Page 16, Office of the Clerk of Court for Union County, South Carolina.

10. Easement granted to City of Union by instrument dated April 18, 1995, recorded August 30, 1995 in Deed Book 213, Page 63, Office of the Clerk of Court of Union County, South Carolina.

11. Rights of others in and to the use of so much of insured premises as lies within the road along the eastern boundary line as shown on plat of survey by Freeland-Clinkscales & Associates dated May 18, 1993, and recorded in Plat Cabinet A, Slide 314, Page 1, Office of the Clerk of Court for Union County, South Carolina.

See Attached Schedule B-2 Continued

                                  Attachment II
                           South Carolina Fee Mortgage

                     FIRST AMERICAN TITLE INSURANCE COMPANY

                            SCHEDULE B2 (CONTINUED)


Agent's
         File No.:   09168022A     Commitment No. FA-CC-09168022A

                                   Policy No.:  FA-

12. Sanitary sewer line and easement incident thereto crossing northwestern corner of insured premises as shown on plat of survey by Freeland-Clinkscales & Associates dated May 18, 1993, recorded in Plat Cabinet A Slide 314, Page 1, Office of the Clerk of Court of Union County, South Carolina.

13. Such state of facts occurring subsequent to May 18, 1993, the date of survey of Tract A of Parcel 1 comprising a part of the insured premises made by Freeland-Clinkscales & Associates, Inc. recorded in Plat Cabinet A, Slide 314, Page 1, Office of the Clerk of Court for Union County, South Carolina. NOTE: This exception may be modified in accordance with any matters revealed by the current boundary survey required in Item 12 in Schedule B-1.

         The following exceptions apply to PARCEL 2 ONLY:

14. Restrictions appearing of record in Book 154, Page 598 and 600, Office of the Clerk of Court for Union County, South Carolina.

15. Right of way and easement granted to Duke Power Company recorded in Deed Book 56, Page 439, Office of the Clerk of Court for Union County, South Carolina.

16. Right of way and easement granted to Broad River Power Company recorded in Deed Book 56, Page 197, Office of the Clerk for Union County, South Carolina.

17. Right of way and easement granted to Broad River Power Company recorded in Book 54, Page 488, Office of the Clerk of Court for Union County, South Carolina.

18. Right of way and easement granted to Southern Bell Telephone and Telegraph Company recorded in Deed Book 61, Page 22, Office of the Clerk of Court for Union County, South Carolina.

19. Right of way and easement granted to Lockhart Power Company recorded in Deed Book 147, Page 447, Office of the Clerk of Court for Union County, South Carolina.

20. The following matters that are shown by survey prepared by F. V. Clinkscales, Jr., Registered Land Surveyor, dated July 15, 1992, recorded in Plat Book 27, Page 193, Office of the Clerk of Court for Union County, South Carolina: (a) Power lines located on the subject property; (b) Note: Underground utilities not located by surveyor and therefore excluded from coverage hereunder.

See Attached Schedule B-2 Continued

                                  Attachment II
                           South Carolina Fee Mortgage

                     FIRST AMERICAN TITLE INSURANCE COMPANY

                            SCHEDULE B2 (CONTINUED)


Agent's
         File No.:   09168022A     Commitment No. FA-CC-09168022A

                                   Policy No.: FA-

21. Such states of facts occurring subsequent to July 15, 1992, the date of the survey of Parcel 2 comprising a part of the insured premises prepared by F. V. Clinkscales, Jr., Registered Land Surveyor, recorded in Plat Book 27, Page 193, Office of the Clerk for Union County, South Carolina.

         THE FOLLOWING EXCEPTIONS APPLY TO BOTH PARCELS NO. 1 AND 2:

22. Property taxes for 1998 and all subsequent years, a lien not yet due are payable.

23. No insurance is afforded as to the amount of acreage contained in the property described herein.

                                  Attachment II
                        South Carolina Leasehold Mortgage

                     FIRST AMERICAN TITLE INSURANCE COMPANY

                                  SCHEDULE B-II
                                  (EXCEPTIONS)

Agent's
         File No.:   09168022B     Commitment No. FA-CC-09168022B

SCHEDULE B OF THE POLICY OR POLICIES TO BE ISSUED WILL CONTAIN EXCEPTIONS TO THE
         FOLLOWING MATTERS UNLESS THE SAME ARE DISPOSED OF TO THE SATISFACTION OF THE COMPANY.

1. Defects, liens, encumbrances, adverse claims, or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by the Commitment.

2. Rights or claims of parties in possession not shown by the public records.

3.       Easements, or claims of easement, not shown by the public records.

4. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the premises.

5. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

6. Any adverse claim to any portion of said land which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

7. Taxes or special assessments which are not shown as existing liens by the public records.

         Standard Exceptions 3, 4, 5, 6 and 7 are deleted.

8. Property taxes for 1998 and all subsequent years, a lien not yet due and payable.

9.       The terms and conditions of the lease set forth in Schedule A, Part II.

10. Lease, dated December 10, 1997, by and between Union County, as Landlord, and Conso Products Company, as Tenant, together with Supplements thereto, as evidenced in Memorandum of Lease recorded December 30, 1997, in Deed Book 217, Page 7, Office of the Clerk of Court for Union County, South Carolina.

11. Terms and Conditions of Option to Purchase between Union County, South Carolina, and Conso Products Company dated December 10, 1997, and recorded December 30, 1997, in Deed Book 217, Page 8, Office of the Clerk of Court for Union County, South Carolina.

12. Easement granted to Duke Power Company by instrument dated January 24, 1928, filed January 31, 1928, in Deed Book 56, Page 445, Office of the Clerk of Court for Union County, South Carolina.

See Attached Schedule B-2 Continued

                                  Attachment II
                        South Carolina Leasehold Mortgage

                     FIRST AMERICAN TITLE INSURANCE COMPANY

                            SCHEDULE B2 (CONTINUED)


Agent's
         File No.:   09168022B     Commitment No. FA-CC-09168022B

                                   Policy No.: FA-

13. Easements granted to Southern Bell Telephone and Telegraph Co., Inc. by instrument dated April 5, 1930, recorded May 6, 1930, in Deed Book 61, Page 16, Office of the Clerk of Court for Union County, South Carolina.

14. Easement granted to City of Union by instrument dated May 2, 1995, recorded August 30, 1995, in Deed Book 213, Page 66, Office of the Clerk of Court for Union County, South Carolina.

15. Easement granted to Conso Products Company by instrument dated October 31, 1996, recorded November 8, 1996, in Deed Book 215, Page 103, Office of the Clerk for Union County, South Carolina.

16. Reciprocal Easement Agreement between Loubev Family Partnership and Conso Products Company dated July 22, 1997, recorded July 23, 1997 in Deed Book 216k, Page 258, Office of the Clerk of Court for Union County, South Carolina.

17. Right of others thereto entitled in and to the continued uninterrupted flow of the creek which marks the eastern boundary line of the insured premises as shown on plat dated April 24, 1997, prepared for Conso Products Company by Piedmont Olsen Hensley, Surveyors/Mappers, and recorded in Plat Cabinet A, Slide 250, Page 16, Office of the Clerk of Court for Union County, South Carolina.

18. Easement granted to City of Union by instrument dated April 18, 1995, recorded August 30, 1995 in Deed Book 213, Page 63, Office of the Clerk for Union County, South Carolina.

19. Rights of others in and to the use of so much of insured premises as lies within the road along the eastern boundary line as shown on plat of survey by Freeland-Clinkscales & Associates dated May 18, 1993, and recorded in Plat Cabinet A, Slide 314, Page 1, Office of the Clerk of Court for Union County, South Carolina.

20. Sanitary sewer line and easement incident thereto crossing northwestern corner of insured premises as shown on plat of survey by Freeland-Clinkscales & Associates dated May 18, 1993, recorded in Plat Cabinet A Slide 314, Page 1, Office of the Clerk of Court for Union County, South Carolina.

21. Such state of facts as would be revealed by an accurate survey and inspection of the premises. Note: This exception may be modified or deleted in accordance with any matters revealed by a current ALTA/ACSM Survey of the premises acceptable to the Company.

See Attached Schedule B-2 Continued

                                  Attachment II
                        South Carolina Leasehold Mortgage

                     FIRST AMERICAN TITLE INSURANCE COMPANY

                            SCHEDULE B2 (CONTINUED)


Agent's
         File No.:   09168022B     Commitment No. FA-CC-09168022B

                                   Policy No.: FA-


22. No insurance is afforded as to the amount of acreage contained in the property described herein.

                                  Attachment II
                                Michigan Mortgage

                             SCHEDULE B - SECTION II

                                   EXCEPTIONS

                                                        COMMITMENT NO. BN - 7578

         Any policy we issue will have the following exceptions unless they are taken care of to our satisfaction.

1. Any discrepancies or conflicts in boundary lines, any shortages in area, or any encroachment or overlapping of improvements.

2. Any facts, rights, interests or claims which are not shown by the public record but which could be ascertained by an accurate survey of the land or by making inquiry of persons in possession thereof.

3. Easements, liens or encumbrances or claims thereof, which are not shown by the public record.

4. Any lien or right to lien for services, labor or material imposed by law and not shown by the public record.

5.       All assessments and taxes due in 1997, and thereafter.

6. Easements in favor of Indiana & Michigan Electric Company (now known as Indiana Michigan Power Company), a corporation, recorded October 27, 1960, in Liber 183 of Misc., pages 335 and 345; and recorded June 21, 1949, in Liber 113 of Misc., page 429, Berrien County Records.

7. Easement in favor of Michigan Central Railroad Company, recorded February 11, 1976, in Liber 1014, page 228, Berrien County Records.

8. Agreement, between the City of Niles, a municipal corporation and Garden City Fan and Blower Company, an Illinois Corporation, recorded August 4, 1976, in Liber 1026, page 435, Berrien County Records.

9. Right of ingress and egress in favor of Niles Chamber of Commerce, Inc., recorded November 2, 1932, in Liber 284 of Deeds, page 363, Berrien County Records.

10. Easement in favor of Berrien County Board of Public Works and City of Niles, a municipal corporation, recorded February 17, 1976, in Liber 1014, page 476, Berrien County Records.

11. Reservation on portions of captioned land as disclosed by Deed, recorded February 11, 1976, in Liber 1014, page 206, Berrien County Records.

12. Rights of the public and of any governmental unit in any part thereof taken, used, or deeded for street, road, or highway purposes, thereof lying in Lake and Thirteenth Streets.

13.      Taxes and assessments not due and payable at date of commitment.

14. Encroachments, as disclosed by Survey, prepared by Barger Engineering, dated January 26, 1988.

                                    EXHIBIT B

                              MATERIAL SUBSIDIARIES

         British Trimmings Limited
         Itatrim Limited
         MacCulloch & Wallis (London) Limited
         Pattern Masters Limited
         Simplicity Pattern Co., Inc.
         Val-Mex, S.A. de C.V.